EXPLANATORY NOTE

RSE Collection, LLC has prepared this Post-Effective Amendment No. 3 to its Form 1-A filed on December 18, 2017 solely for the purposes of filing Exhibit 12.3.

EXHIBIT INDEX

Exhibit 2.1 – Certificate of Formation (incorporated by reference to the copy submitted as Exhibit 2.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 2.2 – Amended and Restated Operating Agreement (incorporated by reference to the copy submitted as Exhibit 2.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 3.1 – Series Designation for Series #77LE1 (incorporated by reference to the copy submitted as Exhibit 3.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 3.2 – Amended and Restated Series Designation for Series #69BM1 (incorporated by reference to the copy submitted as Exhibit 3.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 3.3 – Series Designation for Series #88LJ1 (incorporated by reference to the copy submitted as Exhibit 3.3 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 3.4 – Series Designation for Series #85FT1 (incorporated by reference to the copy submitted as Exhibit 3.4 to the Company’s Form 1-A filed POS on August 21, 2017 at File No. 024-10717)

Exhibit 3.5 – Series Designation for Series #55FT1 (incorporated by reference to the copy submitted as Exhibit 3.5 to the Company’s Form 1-A filed POS on August 21, 2017 at File No. 024-10717)

Exhibit 3.6 – Series Designation for Series #83FB1 (incorporated by reference to the copy submitted as Exhibit 3.6 to the Company’s Form 1-A filed POS on December 18, 2017 at File No. 024-10717)

Exhibit 4.1 – Form of Subscription Agreement for Series #69BM1 (incorporated by reference to the copy submitted as Exhibit 4.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 4.2 – Form of Subscription Agreement for Series #88LJ1 (incorporated by reference to the copy submitted as Exhibit 4.2 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 4.3 – Form of Subscription Agreement for Series #85FT1 (incorporated by reference to the copy submitted as Exhibit 4.3 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 4.4 – Form of Subscription Agreement for Series #55PS1 (incorporated by reference to the copy submitted as Exhibit 4.4 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 4.5 – Form of Subscription Agreement for Series #83FB1 (incorporated by reference to the copy submitted as Exhibit 4.5 to the Company’s Form 1-A POS filed on December 18, 2017 at File No. 024-10717)

Exhibit 6.1 – Form of Asset Management Agreement for Series #69BM1 (incorporated by reference to the copy submitted as Exhibit 6.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 6.2 – Promissory Note in respect of Series #69BM1 Asset (incorporated by reference to the copy submitted as Exhibit 6.2 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 6.3 – Promissory Note in respect of Series #88LJ1 Asset (incorporated by reference to the copy submitted as Exhibit 6.3 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.4 – Promissory Note in respect of Series #85FT1 Asset (incorporated by reference to the copy submitted as Exhibit 6.4 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.5 – Promissory Note, Disclosure and Security Agreement in respect of Series #85FT1 Asset (incorporated by reference to the copy submitted as Exhibit 6.5 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.6 – Purchase Option Agreement in respect of Series #55PS1 Asset (incorporated by reference to the copy submitted as Exhibit 6.6 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.7 – Promissory Note in respect of Series #55PS1 Asset (incorporated by reference to the copy submitted as Exhibit 6.7 to the Company’s Form 1-A POS filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.8 – Form of Asset Management Agreement for Series #88LJ1 (incorporated by reference to the copy submitted as Exhibit 6.8 to the Company’s Form 1-A filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.9 – Form of Asset Management Agreement for Series #85FT1 (incorporated by reference to the copy submitted as Exhibit 6.9 to the Company’s Form 1-A filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.10 – Form of Asset Management Agreement for Series #55PS1 (incorporated by reference to the copy submitted as Exhibit 6.10 to the Company’s Form 1-A filed on August 21, 2017 at File No. 024-10717)

Exhibit 6.11 – Form of Asset Management Agreement for Series #83FB1 (incorporated by reference to the copy submitted as Exhibit 6.11 to the Company’s Form 1-A filed on December 18, 2017 at File No. 024-10717)

Exhibit 6.12 – Purchase Agreement in respect of Series #83FB1 Asset (incorporated by reference to the copy submitted as Exhibit 6.12 to the Company’s Form 1-A POS filed on December 18, 2017 at File No. 024-10717)

Exhibit 8.1 – Escrow Agreement (incorporated by reference to the copy submitted as Exhibit 8.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 11.1 – Consent of EisnerAmper LLP (incorporated by reference to the copy submitted as Exhibit 11.1 to the Company’s Form 1-A POS filed on December 18, 2017 at File No. 024-10717)

Exhibit 12.1 – Opinion of Nixon Peabody LLP (incorporated by reference to the copy submitted as Exhibit 12.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 12.2 – Opinion of Nixon Peabody LLP re: Post Qualification Amendment No. 1 (incorporated by reference to the copy submitted as Exhibit 12.2 to the Company’s Form 1-A filed on August 21, 2017 at File No. 024-10717)

Exhibit 13.1 – Testing the Waters Materials (incorporated by reference to the copy submitted as Exhibit 13.1 to the Company’s Form 1-A filed on June 30, 2017 at File No. 024-10717)

Exhibit 15.1 – Draft Offering Statement Previously Submitted Pursuant to Rule 252(D) (incorporated by reference to the copy submitted as Exhibit 15.1 to the Company’s Form 1-A/A filed on July 13, 2017 at File No. 024-10717)

Exhibit 12.3 – Opinion of Nixon Peabody LLP re: Post Qualification Amendment No. 2*

* Filed herewith

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 18, 2017.

RSE COLLECTION, LLC

By: RSE Markets, Inc., its managing member

By: /s/ Christopher Bruno

Name: Christopher Bruno

Title: President

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher Bruno Name: Christopher Bruno	President of RSE Markets, Inc. (Principal Executive Officer)	December 18, 2017
/s/ Maximilian F. Niederste-Ostholt Name: Maximilian F. Niederste-Ostholt	Chief Financial Officer of RSE Markets, Inc. (Principal Financial Officer)	December 18, 2017
RSE MARKETS, INC. By: /s/ Christopher Bruno Name: Christopher Bruno Title: President	Managing Member	December 18, 2017